Exhibit 5.4

March 7, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company (the “Company”) in connection with (i) the preparation of a Registration Statement on Form S-3, File No. 333-159736 (the “First Registration Statement”), of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the securities referred to therein, (ii) the preparation of a Registration Statement on Form S-3, File No. 333-159738 (the “Second Registration Statement”) of the Company filed with the Commission under the Securities Act, relating to the proposed offer and sale from time to time of the securities referred to therein, (iii) the issuance of the debt securities identified on Annex A hereto under the First Registration Statement, and (iv) the issuance of the debt securities identified in Annex B hereto under the Second Registration Statement. The debt securities identified on Annexes A and B hereto are referred to collectively as the “Securities.” The Securities were issued under the Indenture dated as of July 21, 1999 (the “Indenture”) entered into by the Company and Citibank, N.A., as trustee.

We have examined such documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Securities have been duly authorized and, assuming due execution by the Company and authentication in accordance with the provisions of the Indenture and assuming that the consideration specified for such Securities in the corporate proceedings of the Company relating to the issuance of such Securities was received by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States. As contemplated by the foregoing qualifications, in rendering the foregoing opinion, we are

Wells Fargo & Company

March 7, 2011

expressing no opinion as to Federal or state laws relating to fraudulent transfers. Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that limit the waiver of rights under usury laws.

We have relied as to certain relevant facts upon certificates of, and/or information provided by, officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (i) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transactions in question; (ii) each party to agreements or instruments relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (iii) each party to agreements or instruments relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company; and (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions expressed herein are limited to the specific issues addressed herein. Furthermore, the opinions expressed herein with respect to an issuance of Securities under the First Registration Statement or the Second Registration Statement are given as of the issue date of such Securities as specified in Annex A or Annex B hereto, as applicable, and are limited to the facts and laws existing on such issue date. By rendering our opinion, we do not undertake to advise you with respect to any other matter or, with respect to an issuance of Securities, of any change in such laws or in the interpretation thereof, or of any changes in such facts, which may have occurred after the issue date of such Securities.

Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (which is comprised of the Delaware general corporation statute codified in Chapter 1 of Title 8 of the Delaware Code, all relevant provisions of the Delaware constitution and all reported case law interpreting or applying that statute or those provisions) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of any other laws.

Wells Fargo & Company

March 7, 2011

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the First Registration Statement and the Second Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Faegre & Benson LLP

FAEGRE & BENSON LLP

Annex A

(File No. 333-159736)

$2,000,000,000 Fixed Rate Medium-Term Notes, Series I, issued October 1, 2009

$1,250,000,000 Fixed Rate Medium-Term Notes issued March 30, 2010

Annex B

(File No. 333-159738)

$12,341,000 Notes Linked to the S&P 500 Index due July 8, 2014 issued July 8, 2009

$10,529,000 Notes Linked to the S&P 500 Index due July 8, 2011 issued July 8, 2009

$10,069,000 Notes Linked to the S&P MidCap 400 Index due July 8, 2011 issued July 8, 2009

$4,628,000 Notes Linked to the S&P 500 Index due August 8, 2011 issued August 7, 2009

$3,129,000 Notes Linked to the S&P MidCap 400 Index due August 8, 2011 issued August 7, 2009

$6,097,000 Notes Linked to the S&P 500 Index due August 7, 2014 issued August 7, 2009

$5,685,000 Notes Linked to the iShares MSCI Emerging Markets Index Fund due August 8, 2011 issued August 7, 2009

$1,574,000 Notes Linked to the Rogers International Commodities Index - Excess Return due March 8, 2013 issued September 8, 2009

$7,023,000 Notes Linked to the S&P 500 Index due September 8, 2011 issued September 8, 2009

$5,993,000 Notes Linked to the iShares MSCI Emerging Markets Index Fund due September 8, 2011 issued September 8, 2009

$3,649,000 Notes Linked to the S&P 500 Index due September 9, 2013 issued September 8, 2009

$5,718,000 Notes Linked to a Diversified Equity Basket due October 7, 2014 issued October 7, 2009

$9,654,000 Notes Linked to the S&P 500 Index due April 8, 2013 issued October 7, 2009

$1,545,000 Notes Linked to a Strategic Allocation Basket due October 7, 2014 issued October 7, 2009

$13,500,000 Notes Linked to the S&P 500 Index due April 29, 2011 issued November 3, 2009

Annex B-1

$11,288,000 Notes Linked to the S&P 500 Index due May 7, 2013 issued November 6, 2009

$5,983,000 Notes Linked to a Diversified Equity Basket due May 7, 2015 issued November 6, 2009

$6,002,000 Notes Linked to an Equity Basket due June 7, 2013 issued December 2, 2009

$8,290,000 Notes Linked to the iShares MSCI EAFE Index Fund due December 7, 2011 issued December 2, 2009

$5,423,000 Notes Linked to an Equity Basket due August 7, 2013 issued February 5, 2010

$5,644,000 Notes Linked to the Russell 2000 Index due February 7, 2012 issued February 5, 2010

$8,260,000 Notes Linked to the S&P 500 Index due February 6, 2015 issued February 5, 2010

$4,848,000 Notes Linked to the S&P 500 Index due June 7, 2012 issued March 8, 2010

$10,878,000 Notes Linked to a Global Equity Basket due July 9, 2012 issued April 5, 2010

$2,396,000 Notes Linked to the S&P 500 Index due April 8, 2015 issued April 5, 2010

$8,549,0000 Notes Linked to a Global Equity Basket due November 13, 2012 issued May 10, 2010

$2,865,000 Notes Linked to the Russell 2000 due August 10, 2012 issued May 10, 2010

$3,000,000 Notes Linked to a Global Equity Basket due December 17, 2012 issued June 18, 2010

$6,178,000 Notes Linked to the iShares MSCI Emerging Markets Index Fund due July 8, 2015 issued June 28, 2010

$2,598,000 Notes Linked to an International ETF Basket due July 8, 2013 issued June 28, 2010

Annex B-2

$6,253,000 Notes Linked to a Global ETF Basket due July 8, 2013 issued June 28, 2010

$4,098,000 Notes Linked to a Global Equity Basket due July 8, 2013 issued June 28, 2010

$4,983,000 Notes Linked to a Global ETF Basket due January 27, 2014 issued July 27, 2010

$4,095,000 Notes Linked to the Russell 2000 Index due August 7, 2013 issued August 6, 2010

$2,308,000 Notes Linked to the S&P 500 Index due August 7, 2013 issued August 6, 2010

$8,601,000 Notes Linked to a Global Equity Basket due August 7, 2013 issued August 6, 2010

$5,045,000 Notes Linked to a Global ETF Basket due February 18, 2014 issued August 18, 2010

$4,128,000 Notes Linked to a Global ETF Basket due September 8, 2014 issued September 8, 2010

$1,500,000 Notes Linked to a Global ETF Basket due September 8, 2015 issued September 8, 2010

$1,580,000 Notes Linked to a Global ETF Basket due September 9, 2013 issued September 8, 2010

$3,840,000 Notes Linked to the S&P 500 Index due March 8, 2013 issued September 8, 2010

$6,171,000 Notes Linked to the iShares MSCI Emerging Markets Index Fund due March 10, 2014 issued September 8, 2010

$9,750,000 Notes Linked to the Russell 2000 Index due September 10, 2012 issued September 8, 2010

$1,500,000 Notes Linked to the S&P 500 Index due September 10, 2014 issued September 10, 2010

$2,000,000 Notes Linked to the S&P 500 Index due September 16, 2013 issued September 15, 2010

Annex B-3

$3,541,000 Notes Linked to the iShares MSCI Emerging Markets Index Fund due April 7, 2014 issued October 1, 2010

$4,126,000 Notes Linked to a Global ETF Basket due October 7, 2014 issued October 1, 2010

$13,171,000 Notes Linked to the Russell 2000 Index due October 5, 2012 issued October 1, 2010

$601,000 Notes Linked to the S&P 500 Index due April 9, 2012 issued October 1, 2010

$8,250,000 Notes Linked to a Global ETF Basket due April 7, 2014 issued October 1, 2010

$7,193,000 Notes Linked to a Global ETF Basket due April 7, 2014 issued October 1, 2010

$7,290,000 Notes Linked to a Global ETF Basket due March 30, 2012 issued September 30, 2010

$7,000,000 Notes due November 5, 2017 issued November 5, 2010

$4,444,000 Notes Linked to the Russell 2000 Index due May 7, 2014 issued November 5, 2010

$7,250,000 Notes Linked to a Global ETF Basket due May 7, 2014 issued November 5, 2010

$3,470,000 Notes Linked to the S&P 500 Index due May 7, 2014 issued November 5, 2010

$3,530,000 Notes Linked to the Rogers International Commodity Index – Excess Return due May 6, 2016 issued November 5, 2010

$4,080,000 Notes Linked to a Global ETF Basket due May 18, 2015 issued November 18, 2010

$5,650,000 Notes Linked to the iShares Emerging Markets Index Fund due November 30, 2012 issued November 30, 2010

$8,371,000 Notes Linked to a Global ETF Basket due June 9, 2014 issued December 7, 2010

Annex B-4

$4,863,000 Notes Linked to the iShares Dow Jones U.S. Real Estate Index Fund due June 7, 2013 issued December 7, 2010

$6,987,000 Notes Linked to the Russell 2000 Index due June 7, 2013 issued December 7, 2010

$6,227,000 Notes Linked to the S&P 500 due December 7, 2016 issued December 7, 2010

$5,078,000 Notes Linked to a Global ETF Basket due June 7, 2017 issued December 7, 2010

$1,448,000 Notes Linked to a Currency Basket due June 7, 2013 issued December 7, 2010

$4,200,000 Notes Linked to a Commodity Basket due December 9, 2015 issued December 9, 2010

$1,030,000 Notes Linked to a Commodity Basket due July 8, 2014 issued January 3, 2011

$1,407,000 Notes Linked to the S&P 500 due December 31, 2014 issued December 31, 2010

$6,299,000 Notes Linked to the Russell 2000 Index due July 8, 2013 issued January 5, 2011

$7,032,000 Notes Linked to the iShares Dow Jones U.S. Real Estate Index Fund due July 8, 2013 issued January 5, 2011

$1,243,000 Notes Linked to a Currency Basket due July 8, 2013 issued January 5, 2011

$5,727,000 Notes Linked to the iShares Emerging Market Index Fund due July 8, 2014 issued January 5, 2011

$7,011,000 Notes Linked to a Global ETF Basket due July 8, 2014 issued January 5, 2011

$4,395,000 Notes Linked to a Global ETF Basket due January 6, 2015 issued January 5, 2011

$7,110,000 Notes Linked to a Commodity Basket due July 8, 2014 issued January 5, 2011

Annex B-5

$9,790,000 Notes Linked to the S&P 500 Index due January 6, 2017 issued January 5, 2011

$5,796,000 Notes Linked to a Global ETF Basket due July 7, 2017 issued January 5, 2011

$1,125,000 Notes Linked to the S&P 500 due January 30, 2015 issued January 31, 2011

$40,000,000 Notes Linked to 3 Month LIBOR due January 31, 2021 issued January 31, 2011

Annex B-6